Exhibit 99.1

GLOBAL NET LEASE ANNOUNCES $321 MILLION OF COMPLETED DISPOSITIONS THROUGH SECOND QUARTER OF 2024

–            Including Pipeline, Dispositions Total $695 Million at a 7.2% Cash Cap Rate on 4.4 Years of Weighted Average Lease Term1

NEW YORK – July 9, 2024 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”) today announced continued progress on its 2024 strategic disposition plan.

“We are efficiently executing our strategic disposition plan, resulting in over $321 million of completed dispositions through Q2 2024, including $62 million of vacant assets that will eliminate negative impact on our net operating income,” said Michael Weil, CEO of GNL. “The progress on GNL’s disposition strategy has exceeded our 2024 guidance, reflecting our ongoing commitment to provide value to our shareholders by lowering leverage and creating long-term growth. We intend to use the net proceeds from these dispositions to further reduce outstanding debt and bring our Net Debt to Adjusted EBITDA more in line with our net-leased peers.”

GNL has successfully addressed the remaining $155 million2 of outstanding debt previously scheduled to mature in 2024, resulting in zero debt maturities through July 2025.

GNL has furnished a slide detailing the progress of its 2024 strategic disposition plan with a Current Report on Form 8-K with the Securities and Exchange Commission on the date hereof.

About Global Net Lease, Inc.

Global Net Lease, Inc. is a publicly traded real estate investment trust listed on the NYSE, which focuses on acquiring and managing a global portfolio of income producing net lease assets across the United States, and Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as "may," "will," "seeks," "anticipates," "believes," "expects," "estimates," "projects," “potential,” “predicts,” "plans," "intends," “would,” “could,” "should" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks associated with realization of the anticipated benefits of the merger with The Necessity Retail REIT, Inc. and the internalization of the Company’s property management and advisory functions; that any potential future acquisition or disposition by the Company is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company’s actual results to differ materially from those presented in its forward-looking statements are set forth in the Risk Factors and “Quantitative and Qualitative Disclosures about Market Risk” sections in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and all of its other filings with the U.S. Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts:

Investor Relations

Email: investorrelations@globalnetlease.com Phone: (332) 265-2020

Footnotes:

1 Disposition data as of July 5, 2024, includes transactions that are either closed or under agreement or letter of intent, and assumes purchase agreements and letters of intent lead to closing based on their contemplated terms, which cannot be assured.

2 The $155 million of outstanding debt as of May 1, 2024 was addressed through GNL’s disposition strategy or placed onto GNL’s Corporate Credit Facility.